UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2006

TransCommunity Financial Corporation

(Exact name of registrant as specified in its charter)

Virginia	000-33355	54-2032355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4235 Innslake Drive, Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 934-9999

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 4, 2006, the Board of Directors of TransCommunity Financial Corporation (the “Company”) was advised of, and accepted, the resignation of Thomas M. Crowder as a director of the Company, effective January 31, 2006. It is anticipated that Mr. Crowder will continue after that date as an employee of the Company, but that he will relinquish his title of Chief Financial Officer of the Company and will serve as Executive Vice President and Corporate Secretary. In related actions, on January 4, 2006, the Board of Directors of the Company elected Lawrence W. Broomall, a retired senior financial officer of Washington & Lee University, Lexington, Virginia, as a director of the Company and William B. Littreal as the Company’s Chief Financial Officer, both elections becoming effective February 1, 2006.

Mr. Broomall is expected to be appointed to the Audit Committee of the Board of Directors. Other committee assignments for Mr. Broomall have not yet been determined.

Mr. Littreal has served as Senior Vice President and Controller of the Company since May 2005. Mr. Littreal served as Information Systems Manager-Finance Department for the City of Richmond, Virginia, from October 2004-April 2005; as President, Capital Resource Group, Inc., a consulting firm owned by Mr. Littreal, from June 2004-October 2004; and as Senior Vice President-Operations and Technology, Citizens and Farmers Bank, West Point, Virginia, from April 2000-June 2004. Mr. Littreal is a certified public accountant and has managed the financial, operational and technical divisions of community-oriented financial institutions for more than 10 years. A copy of an employment agreement dated December 28, 2005, between Mr. Littreal and the Company is enclosed as Exhibit 10.2(k). This agreement provides for a one time retention bonus of $10,000, base salary of $115,000 upon Mr. Littreal’s appointment as Chief Financial Officer, an award of options to purchase 5000 shares of the Company’s common stock at a per share price of $7.65, and severance benefits upon a change of control (as defined) of the Company.

On January 9, 2006, Richard W. Mayhew advised the Company of his intent to retire as a director of the Company effective January 25, 2006. Mr. Mayhew will continue to serve as President of Main Street Mortgage and Investment Corporation, a subsidiary of Bank of Powhatan, N.A., which is a wholly owned subsidiary of the Company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.2(k) Employment Agreement between TransCommunity Financial Corporation and William B. Littreal dated December 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCOMMUNITY FINANCIAL CORPORATION
(Registrant)

/s/ Bruce B. Nolte
Bruice B. Nolte
President & CEO

Date: January 10, 2006